ZVUE CORPORATION

Investors Conference Call
November 14, 2007

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange
Act of 1934, and within the meaning of the Private Securities Litigation Reform
Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth from time to time in HandHeld Entertainment’s filings with the
United States Securities and Exchange Commission, including Annual Reports on
Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form
8-K and other reports filed by the company with the SEC. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. As a result, investors should not place undue reliance on these forward-
looking statements.

Agenda

1.  Online Market Opportunity

2.  ZVUE Networks Strategy

3.  ZVUE Products Update

4.  Financial Report

Global online advertising = $81B in 2011

“Birth of a new era in advertising”

– PiperJaffray

Global online advertising = $60B in 2011

ThinkEquity

Global online User Generated Content
advertising = $8B in 2011

eMarketer

US online User Generated Content

     advertising = $1 billion in 2007

5 year CAGR of 57%

eMarketer

“How much demand will there be for User-
Generated Content?  The answer to this
question, in two words, is ‘a lot’.”

      Bear Sterns

1.

The Online Market Opportunity
Strong Macro Dynamics

We are swimming with the current

2. ZVUE Networks’ Strategy
Phase 1 – Audience Acquisition

ZVUE Networks

8 websites focused on humor, games and extreme sports

Large, engaged, identifiable  and profitable audience

Our Audience Has Reached Critical Mass

Merrill Lynch research report quoting comScore Media Metrix. ZVUE Network numbers come from company estimates.

2. ZVUE Networks’ Strategy
Phase 2 – Monetization

EBW Already 60% EBITDA Business

And these still lots of headroom

ZVUE Networks Accelerating

DoubleClick launched and ScanScout integrated

Sony BMG Music Videos streaming on Putfile

Synergies Already Taking Effect

More consolidated RFPs

ScanScout now on EBW

EBW projects apply to all ZVUE Network sites

Audience Growth Plan

Internal growth through new features

Continued growth through strategic acquisitions

Revenue and EBITDA Growth Plan

Shift sales from ad networks to brands / agencies

Provide value-added targeted ad products

Increase commercial content availability, enabling
more sales at higher CPMs

3.  ZVUE Products Update

Wal-Mart

3,410 stores this year with our MP3 and MP4 players

One week in circular with 150 million circulation

New Retail Distributor – Borders

Currently shipping ZVUE MP3 player

Others

Credit Card Rewards Program

InMotion

Amazon.com

The ZVUE Network

110k units forecasted for 2007 (increase of 57%)

4.  Financial Report

3Q Results

3Q Revenue increased 400% with product
revenue increasing 315%

Cash based opex declined 24% in quarter

Revenue Guidance

2007 - $5.7-6.2M (50% growth y-o-y)

2008 - $12.0 – $13.0M (>100% growth y-o-y)

$28.1M EBW financing in place with additional
cash for growth

Projected EBITDA Positive by end of 2007

Share Buyback Program Update

How We’ll Win

ZVUE Networks - Major Player in a Billion
Dollar Market

Achieved critical mass with strategic acquisitions

Monetizing the network

Increasing ad sales efficiency

Combining UGC and commercial content drives traffic
and revenue opportunities

ZVUE Products - Focus on bundled OEM
opportunities

Drive collaboration opportunities with strategic and
distribution and advertising partners

EBITDA Positive in 12/07